Exhibit (a)(1)(G)

GRANITE CITY FOOD & BREWERY LTD.

SUMMARY OF OUTSTANDING STOCK OPTIONS ELIGIBLE UNDER

THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS

AS OF MAY 25, 2011

Shares
Outstanding
		Grant	Grant		Exercise			Eligible
Name	ID	Number	Date	Plan/Type	Price	Vested	Unvested	For Exchange